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                                                                 EXHIBIT (3)(ii)

                                                        AS LAST AMENDED 12/14/94

                              CODE OF REGULATIONS

                                       OF

                             ROBBINS & MYERS, INC.



                                   ARTICLE I.

                           MEETINGS OF SHAREHOLDERS.

        (a) ANNUAL MEETING. The annual meeting of shareholders of the Company for the election of directors and the transaction of such other business as may be specified in the notice for such meeting shall be held on the date and at the time and place designated by the Board of Directors or, in the absence of such designation, at 11:00 o'clock a.m., on the second Wednesday of the fourth month following the close of the Company's fiscal year. The annual meeting shall be held at the principal office of the Company unless the Board of Directors determines that the meeting shall be held at another location, which may be within or without the State of Ohio.

        (b) SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time in accordance with applicable provisions (if any) in the Articles of Incorporation, as amended from time to time, and also by the holders of one-fifth (1/5th) in amount of the outstanding shares entitled to vote thereat, or in writing by the President, or a Vice President, or in writing or by vote by a majority of the Directors or by the Executive Committee, and (except in the case of meetings called to elect Directors) may be held at any place within or without the State of Ohio designated in the call and notice therefor.

        (c) NOTICE OF MEETINGS. Except as may otherwise be required by law, a written or printed notice of every annual or special meeting of the shareholders, stating the time and place and the objects thereof, shall be given to each shareholder entitled to vote by mailing the same to his last address appearing on the books of the Company at least ten days before any such meeting. Any shareholder either before or after such meeting may waive any notice required to be given by law or under these regulations, and by attendance at any meeting shall be deemed to have waived notice thereof.

        (d) QUORUM. Except as may otherwise be provided in the Articles of Incorporation, as amended from time to time, the holders of shares entitling them to exercise one-third of the voting power of the Company present in


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person  or by proxy at any meeting for the election of Directors shall constitute a quorum, but to constitute a quorum at any meeting of shareholders for any other purpose there shall be present in person or by proxy the holders of shares entitling them to exercise a majority of the voting power, or if the vote is to be taken by classes, the holders of shares of each class entitling them to exercise a majority of the voting power of the class. At any meeting whether a quorum is present or otherwise, the holders of a majority of the voting shares represented by shareholders present in person or proxy may adjourn from time to time and from place to place without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified or held.

                                  ARTICLE II.

                              BOARD OF DIRECTORS.

        (a) CLASSIFICATION. Unless changed in accordance with the provisions of paragraph (b) of this Article II, the number of directors of the Company shall be fixed at seven and shall be divided into two classes. The first class shall be comprised of three directors and the directors initially elected to such class shall hold office until the first succeeding annual meeting of shareholders and until their successors are elected and qualified. The second class shall be comprised of four directors and the directors initially elected to such class shall hold office until the second succeeding annual meeting of shareholders and until their successors are elected and qualified. Thereafter, at each annual meeting of shareholders, directors to succeed those whose terms are expiring at such annual meeting shall be elected to hold office until the second succeeding annual meeting of shareholders and until their successors are elected and qualified.

        (b) CHANGE IN NUMBER. The authorized number of directors and the number of directors in each class may be changed either by the affirmative vote of the holders of record of at least two-thirds of the voting power of the Company at a meeting of shareholders called for that purpose and for the purpose of electing directors, or by the affirmative vote of a majority of the authorized number of directors; provided, however, that the classes shall be of approximately equal size and in no event shall any class contain fewer than three directors nor more than four directors. No reduction in the number of directors, either by the shareholders or the directors, shall of itself have the effect of shortening the term of any incumbent director.

        (c) NOMINATIONS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors of the Company may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or by any
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committee or person appointed by the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this paragraph
(c). Any nomination other than those governed by clause (i) of the preceding sentence shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of any shares of the Company or any subsidiary of the Company which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to any then existing rule or regulation promulgated under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director. No person shall be eligible for election as a director unless nominated as set forth herein.

        The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

        (d) REMOVAL. No director may be removed prior to the expiration of such director's term of office, except by the affirmative vote of the holders of two-thirds of the voting power of the Company entitled to vote in the election of directors; provided, however, that unless all the directors, or all the directors of a particular class, are removed, no individual director shall be removed if votes of sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director.





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        (e)      VACANCIES.  The remaining directors, though less than a
majority of the authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the Board of Directors, however arising, for the unexpired term thereof. Any person elected to fill a vacancy in the Board of Directors shall hold office until the expiration of the term of office for the class to which he is elected and until his successor is elected and qualified.

        (f) RESIGNATIONS. Any director may resign at any time by writing to that effect delivered to the Secretary and to be effective at or after the next meeting of the Board of Directors, or at the time specified in such writing.

        (g) QUORUM. A majority of the qualified Directors at any time in office shall constitute a quorum for all purposes; provided, however, that at any meeting duly called whether a quorum is present or otherwise a majority of the Directors present may adjourn from time to time and place to place within or without the State of Ohio without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called. At each meeting of the Board of Directors at which a quorum is present all questions and business shall be determined by the vote of a majority of the directors present unless a different vote is required by law.

        (h) MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the Board. Special meetings may be held at any time and place within or without the State of Ohio upon call by the President and Vice-President or any two Directors. Notice of the time and place of each special meeting shall be given by letter or telegram or in person not less than forty-eight hours prior to such time; provided, however, that an annual meeting of the Board shall be held immediately after the annual election of the Board and no notice of the same need be given. Notice of any special meeting may be waived in writing and will be waived by any Director by his attendance thereat. Unless otherwise indicated in the notice thereof, any business may be transacted at any meeting.

        (i) COMPENSATION. The Board of Directors is hereby authorized to fix a reasonable compensation to be paid to each Director for attendance at any meeting of the Board.

        (j) INTERESTED DIRECTORS. No contract or any other transaction between the Company and any other corporation and no act of the Company shall be in any way affected or invalidated by the fact that any of the Company's Directors are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any Director individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Company,





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provided the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any Director of the Company who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize such contract or transaction and may vote thereat to authorize such contract or transaction with like force and effect as if he were not such Director or officer of such other corporation or not so interested.

                                  ARTICLE III.

        The Board of Directors, by resolution adopted by a majority of the whole board, may appoint three or more Directors to constitute one or more committees of Directors. The resolution establishing each such committee shall specify a designation by which it shall be known and shall fix its powers and authority. The Board of Directors may delegate to any such committee any of the authority of the Board of Directors, however conferred, other than that of filling vacancies among the Directors or in any committee of the Directors.

        The Board of Directors may likewise appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

        Each such committee shall serve at the pleasure of the Board of Directors, shall act only in the intervals between meetings of the Board of Directors, and shall be subject to the control and direction of the Board of Directors. All actions by any such committee shall be subject to revision and alteration by the Board of Directors.

        An act or authorization of an act by any such committee within the authority delegated to it by the resolution establishing it shall be as effective for all purposes as the act or authorization of the Board of Directors.

        Any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

        The Board of Directors may likewise appoint other members of any committee who are not members of the Board of Directors who shall act in an advisory capacity but who shall have no vote upon any matter or business before the committee.





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                                  ARTICLE IV.

                                   OFFICERS.

                 (a) OFFICERS DESIGNATED. The Board of Directors shall elect a President, a Secretary and a Treasurer and in their discretion one or more Vice Presidents, a Chairman of the Board and such additional officers as the Board may see fit. The President and the Chairman of the Board shall be chosen from among the members of the Board of Directors but the other officers need not be members of the Board. Any two or more of such offices may be held by the same person but where action is required by two officers no officer shall execute, acknowledge or verify any instrument in more than one capacity.

                 (b) TENURE OF OFFICE. All of said officers shall be chosen by the Board of Directors as soon as may be possible after the annual election of the Board of Directors, and shall hold office until the next annual meeting of the Board of Directors or until their successors are chosen and qualified. The Board of Directors may remove any officer at any time with or without cause by a two-thirds vote of the Directors present at a meeting attended by a quorum.

                 (c) CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.

                 (d) PRESIDENT. The President shall preside at all meetings of the shareholders and in the absence of a Chairman of the Board shall also preside at meetings of the Board of Directors. He shall be the chief executive officer of the Company, and shall have general supervision over its property, business and affairs, subject to the directions of the Board of Directors. The President, unless otherwise ordered by the Board of Directors, shall be authorized to vote any shares owned by the Company in any other corporation or to designate someone else to vote such shares. He shall also enforce these regulations. He may execute all authorized deeds, mortgages, bonds, contracts and other obligations in the name of the Company and shall have such other powers and duties as may be prescribed by the Board of Directors.

                 (e) VICE-PRESIDENTS. The Vice-Presidents, in the order designated by the Board of Directors, shall perform all the duties of the President in case of the absence or disability of the latter, or when circumstances prevent the latter from acting, together with such other duties as the Board of Directors may require. The power of the Vice-Presidents to execute all authorized deeds, mortgages, bonds, contracts and other obligations in the name of the Company shall be co-ordinate with like powers of the President and any such instrument so executed by any of the Vice-Presidents shall be as valid and binding as though executed by the President. In case the President and the Vice-





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Presidents are absent or unable to perform their duties, the Directors may appoint a President pro tempore.

                 (f) SECRETARY. The Secretary shall keep the minutes of all meetings of the shareholders, the Board of Directors, and (unless otherwise directed by the Committee) of the Executive Committee. He shall keep such books as may be required by the Board of Directors, shall have charge of the seal of the Company, and shall give notices required by law or by these regulations, or otherwise, and have such other powers and duties as the Board of Directors may prescribe.

                 (g) TREASURER. The Treasurer shall receive and have in charge all money, bills, notes, bonds, and similar property belonging to the Company, and shall do with the same as may be ordered by the Board of Directors. He shall keep accurate financial accounts, and hold the same open for the inspection and examination of the Directors, and any committee of the shareholders appointed for such purpose, and shall present abstracts thereof at the annual meeting of the shareholders and at other meetings when required. On the expiration of his term of office, he shall turn over to his successor, or to the Board of Directors, all property, books, papers and money of the Company in his hands.

                 (h) DELEGATION OF DUTIES. The Board of Directors shall have power to delegate the duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein. Checks, notes, and similar instruments shall be signed by such officers or employees as the Board may from time to time designate.

                 (i) COMPENSATION. The compensation of the officers shall be fixed by the Board of Directors.

                 (j) BOND. The Treasurer and any other officer, if required by the Board of Directors, shall furnish bonds for the faithful performance of their duties, in such manner and with such surety as may be fixed and required by the Board of Directors.

                                   ARTICLE V.

                  LIMITATION OF LIABILITY AND INDEMNIFICATION.

SECTION I.  LIMITATION OF LIABILITY.
- - ----------  ------------------------
                 (a) No person shall be found to have violated his duties to the Company as a director of the Company in any action brought against such director (including actions involving or affecting any of the following: (i) a





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change or potential change in control of the Company; (ii) a termination or potential termination of his service to the Company as a director; or (iii) his service in any other position or relationship with the Company), unless it is proved by clear and convincing evidence that the director has not acted in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the Company, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Notwithstanding the foregoing, nothing contained in this paragraph (a) limits relief available under Section 1701.60 of the Ohio Revised Code.

                 (b) In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by: (i) one or more directors, officers, or employees of the Company whom the director reasonably believes are reliable and competent in the matters prepared or presented; (ii) counsel, public accountants, or other persons as to matters that the director reasonably believes are within the person's professional or expert competence; or (iii) a committee of the directors upon which he does not serve, duly established in accordance with the provisions of these Regulations, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

                 (c) A director, in determining what he reasonably believes to be in the best interests of the Company, shall consider the interest of the Company's shareholders and, in his discretion, may consider (i) the interests of the Company's employees, suppliers, creditors and customers;
(ii) the economy of the state and nation; (iii) community and societal considerations; and (iv) the long-term as well as short-term interests of the Company and its shareholders, including the possibility that these interests may be best served by the continued independence of the Company.

                 (d) A director shall be liable in damages for any action he takes or fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company. Notwithstanding the foregoing, nothing contained in this paragraph (d) affects the liability of directors under Section 1701.95 of the Ohio Revised Code or limits relief available under Section 1701.60 of the Ohio Revised Code.

SECTION 2.  INDEMNIFICATION
- - ----------  ---------------
                 (a) In case any person was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Company, by reason of the fact that he is or was a





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director or officer of the Company, or is or was serving at the request of the
Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, the Company shall indemnify such person against expenses, including attorney's fees, judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any matter the subject of a criminal action, suit, or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and with respect to any matter the subject of a criminal action, suit or proceeding, that he had no reasonable cause to believe that his conduct was unlawful.

                 (b) In case any person was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, the Company shall indemnify such person against expenses, including attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any of the following: (i) any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court of common pleas, or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

                 (c) To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraphs (a) and (b) of this Section 2, or in defense of any claim, issue, or matter therein, the Company shall indemnify him against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.





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                 (d)      Any indemnification under paragraphs (a) and (b) of
this Section 2, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this
Section 2. Such determination shall be made as follows: (i) by a majority vote of a quorum consisting of directors of the Company who were not and are not parties in or threatened with any such action, suit, or proceeding, (ii) if the quorum described in clause (i) of this paragraph (d) is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Company or any person to be indemnified within the past five years, (iii) by the shareholders, or (iv) by the court of common pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under clause (i) of this paragraph (d) or by independent legal counsel under clause (ii) of this paragraph (d) shall be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the Company referred to in paragraph (b) of this
Section 2, and within ten days after the receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                 (e) (i) Unless the only liability asserted against a director in an action, suit, or proceeding referred to in paragraphs (a) and (b) of this
Section 2 is pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding, shall be paid by the Company as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following: (A) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company; and (B) reasonably cooperate with the Company concerning the action, suit, or proceeding.

                          (ii)    Expenses, including attorney's fees, incurred
by a director, trustee, officer, employee or agent in defending any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 2 may be paid by the Company as they are incurred in advance of the final disposition of the action, suit or proceeding as authorized by the directors in the specific case upon the receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the Company.





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                 (f)      The indemnification authorized by this Section 2
shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the Articles of Incorporation of the Company or these Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                 (g) The Company may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprises, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have indemnified him against such liability under this Section 2. Insurance may be purchased from or maintained with a person in which the Company has a financial interest.

                 (h) The authority of the Company to indemnify persons pursuant to paragraphs (a) and (b) of this Section 2 does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to paragraphs (e), (f) and (g) of this
Section 2. Paragraphs (a) and (b) of this Section 2 do not create any obligation to repay or return payments made by the Company pursuant to paragraphs (e), (f) and (g) of this Section 2.

SECTION 3.  INTERPRETATION
- - ---------   --------------
                 As used in Article V, words of the masculine gender shall include the feminine gender.

                                  ARTICLE VI.

                                CORPORATE SEAL.

                 The corporate seal of the Company shall be circular in form and shall contain the name of the Company and the words "Corporate Seal."





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                                  ARTICLE VII.

                    PROVISIONS IN ARTICLES OF INCORPORATION.

                 This Code of Regulations is subject in all respects to the Articles of Incorporation of the Company, as amended from time to time.

                                 ARTICLE VIII.

                                  AMENDMENTS.

                 This Code of Regulations may be altered, repealed, amended or superseded by a new Code of Regulations in whole or in part by the written consent of the holders of two-thirds of the shares possessing voting power thereon, or by the affirmative vote of the holders of a majority of the shares possessing voting power thereon at any annual meeting or special meeting called for such purpose; provided, however, that paragraphs (a) through (e), inclusive, of Article II and this Article VIII may not be altered, repealed, amended or superseded, and no amendment to this Code of Regulations which is inconsistent therewith may be adopted, without the affirmative vote of the holders of record of shares entitling them to exercise two-thirds of the voting power of the Company thereon.





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